UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Dillard’s, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Saturday, May 17, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Dillard’s, Inc. (the “Company”) will be held at the Company’s Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas 72201, on Saturday, May 17, 2025, at 9:00 a.m. CDT for the following purposes:

1.	To elect as directors the fifteen nominees named in the attached proxy statement (five of whom are to be elected by Class A stockholders and ten of whom are to be elected by Class B stockholders).
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2025.
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Details regarding the business to be conducted are more fully described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 20, 2025 will be entitled to notice of, and to vote at, the meeting or adjournments or postponements thereof.

Your participation in the meeting is earnestly solicited. Even if you expect to attend the meeting, we encourage you to vote in advance by proxy. The giving of a proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the Annual Meeting.

By Order of the Board of Directors
DEAN L. WORLEY
Vice President, General Counsel, Corporate Secretary

Little Rock, Arkansas
April 4, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on May 17, 2025. The accompanying Proxy Statement and the Company’s Annual Report on Form 10-K are available at investor.dillards.com/financial-information/annual-report-and-proxy/default.aspx

DILLARD’S, INC.

1600 CANTRELL ROAD

LITTLE ROCK, ARKANSAS 72201

Telephone (501) 376-5200

PROXY STATEMENT

April 4, 2025

General

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Dillard’s, Inc., a Delaware corporation (the “Company”, “Dillard’s”, “we”, “us” or “our”), for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Saturday, May 17, 2025, at 9:00 a.m. CDT, at our principal executive offices, 1600 Cantrell Road, Little Rock, Arkansas, 72201, or at any adjournments or postponements thereof.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC” or “Commission”), we made our proxy statement and form of proxy available by sending a Notice of Internet Availability of Proxy Materials on or about April 4, 2025 to our stockholders of record as of the close of business on March 20, 2025. We also provided access to our proxy materials via the Internet beginning on April 4, 2025. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in this proxy statement or in the Notice of Internet Availability of Proxy Materials.

Proxy Voting

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares in accordance with your instructions. You may provide this authorization by voting via the internet at proxyvote.com, by telephone by calling the toll-free telephone number provided in your Notice of Internet Availability of Proxy Materials or (if you have requested paper copies of our proxy materials) by mail by simply signing, dating and mailing a proxy card. In these circumstances, if you do not vote by proxy or in person at the Annual Meeting, your shares will not be voted.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you are a beneficial owner and not a stockholder of record, and therefore must provide instructions to your broker or nominee as to how your shares held by them should be voted. Your ability to vote in person, via the internet, by mail or by telephone depends on the voting procedures of your broker or nominee. Please follow the directions that your broker or nominee provides. In these circumstances, if you do not provide voting instructions, the broker or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP (“KPMG”) as our independent auditors for fiscal 2025, but not on any other matters being considered at the meeting.

All proxies related to shares held of record as of March 20, 2025, other than those held through the Dillard’s Stock Fund portion of the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (the “401(k) Plan”), must be submitted no later than 11:59 p.m. EDT on May 16, 2025, and no proxy received after that date and time will be voted at the Annual Meeting. If a stockholder holds Company shares through the 401(k) Plan, such stockholder is entitled to instruct Newport Trust Company (“Newport”), Trustee for the 401(k) Plan (“Trustee”), on how to vote such shares, provided that his or her voting instructions are submitted in accordance with the instructions on the proxy card and received by May 14, 2025 or submitted in accordance with the instructions on the Notice of Internet Availability of Proxy Materials and received by no later than 11:59 p.m. EDT on May 14, 2025 in order to allow sufficient time for votes within the 401(k) Plan to be tabulated by the Trustee. Pursuant to the terms of the 401(k) Plan document, for any shares held through the 401(k) Plan for which timely voting instructions are not received from a 401(k) Plan participant or if no choice is specified on a particular proposal in voting instructions that are timely submitted, such shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

Revocation of Proxies

Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted, either by written revocation delivered to the Corporate Secretary of the Company at our principal executive offices, by attending the Annual Meeting and voting in person or by submitting a subsequent proxy by mail, over the internet or by telephone. To obtain directions to attend the Annual Meeting and vote in person, please call (501) 376-5965. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified by a stockholder in a returned proxy, the shares will be voted in accordance with the recommendations of the Board as described herein. If matters of business other than those described in this proxy statement properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment on such matters. The proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the Annual Meeting to be held on May 17, 2025, or any adjournments or postponements thereof.

Record Date; Outstanding Shares

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 20, 2025 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. At that date, there were 11,710,808 shares of the Company’s Class A Common Stock outstanding (“Class A Common Stock”) and 3,986,233 shares of the Company’s Class B Common Stock outstanding (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”).

Quorum; Vote Required

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting.

If a quorum is established, each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in such holder’s name, except that the holders of Class A Common Stock are empowered as a class to elect one-third of the directors serving on the Company’s Board of Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the directors serving on the Company’s Board of Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this proxy statement.

In order to be elected, nominees for Director of each class must receive the affirmative vote of a majority of the shares of that respective class outstanding and eligible to vote in the election. Cumulative voting for Directors is not permitted. The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and having voting power is required for the ratification of KPMG as the Company’s independent registered public accounting firm (Proposal No. 2).

Abstentions and Broker Non-Votes

Abstentions will be counted for quorum purposes but will have the effect of a vote against each nominee in the election of directors (Proposal No. 1) and a vote against the ratification of KPMG (Proposal No. 2).

Brokers holding shares for individual stockholders must vote according to specific instructions they receive from each such individual stockholder. If specific instructions are not received, in some cases, brokers may vote these shares in their discretion. The New York Stock Exchange (the “NYSE”), however, precludes brokers from exercising voting discretion on certain proposals designated under NYSE rules as being “non-routine” without specific instructions from the individual stockholder. This results in a “broker non-vote” on such a proposal. Proposal No. 1 (the election of directors) is considered a non-routine matter under applicable NYSE rules. As such, a broker cannot vote on this proposal without instructions from the individual stockholder, and, therefore, an undetermined number of broker non-votes may occur with respect to this proposal. Shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting will be counted for purposes of determining a quorum. Broker non-votes will have the effect of a vote against the nominees in Proposal No. 1 (the election of directors). Proposal No. 2 (the ratification of the appointment of KPMG) is considered a routine matter under applicable NYSE listing rules. Therefore, brokers will be permitted to vote the shares of individual stockholders who do not submit voting instructions for this proposal, and no broker non-votes will occur in connection with the ratification of the appointment of KPMG.

Costs of Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners of shares of the Company’s Common Stock. In addition to solicitation by mail, certain officers and associates of the Company may solicit proxies by telephone, fax, e-mail or other electronic means, or in person. These persons will receive no compensation other than their regular salaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information regarding persons known to the Company, other than members of management who are presented in the separate table below, to beneficially own more than five percent of a class of the Company’s outstanding voting securities as of the close of business on March 20, 2025. Unless otherwise indicated, each such person has sole voting power and sole dispositive power over the shares indicated below.

		Amount and Nature
	Title of	of Beneficial		Percent of
Name and Address of Beneficial Owner	Class	Ownership		Class(1)
Newport Trust Company, LLC	Class A	4,772,835	(2)	40.76%
1627 Eye Street, NW, Suite 950
Washington, DC 20006
W.D. Company, Inc.(3)	Class A	41,496		0.35%
1600 Cantrell Road	Class B	3,985,776		99.99%
Little Rock, AR 72201
(1)	At March 20, 2025, there were a total of 11,710,808 shares of the Company’s Class A Common Stock and 3,986,233 shares of the Company’s Class B Common Stock outstanding.
(2)	Based on information confirmed with Newport Trust Company, LLC. Newport Trust Company, LLC is the beneficial owner of these shares in its capacity as Trustee of the 401(k) Plan. Newport Trust Company, LLC has no voting power and only shared dispositive power over these shares.
(3)	William Dillard, II, Chairman and Chief Executive Officer of the Company, Alex Dillard, President of the Company, and Mike Dillard, Executive Vice President of the Company, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc. William Dillard, II, Alex Dillard and Mike Dillard act by majority with respect to voting and dispositive power over these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by each director, each director nominee, each of the named executive officers identified under the section titled “Executive Compensation” in this proxy statement and the directors and executive officers as a group, as of March 20, 2025.

	Class A Shares				Class B Shares
Name of Beneficial Owner	Amount(1)		% of Class		Amount(1)		% of Class
Robert C. Connor	78,009	(2)	*		—		—
William E. (Chip) Connor, II	2,400		*		—		—
Alex Dillard(3)	1,186,210	(6)	10.1	%(6)		(6)		(6)
Mike Dillard(4)	544,463	(6)	4.6	%(6)		(6)		(6)
William Dillard, II(5)	908,298	(6)	7.8	%(6)		(6)		(6)
William Dillard, III	249,864	(7)	2.1%		—		—
James I. Freeman	75,496		*		—		—
H. Lee Hastings, III	21,212		*		—		—
Rob C. Holmes	2,900		*		—		—
Chris B. Johnson	18,835		*		—		—
Denise Mahaffy	170,495	(8)	1.5%		—		—
Drue Matheny	449,970	(9)	3.8%		—		—
Reynie Rutledge	22,730		*		—		—
Warren A. Stephens	57,762	(10)	*		—		—
J. C. Watts, Jr.	10,600	(11)	*		—		—
Phillip R. Watts	19,429		*		—		—
Nick White	1,900		*		—		—
All Directors & Executive Officers as a Group (a total of 24 persons)	4,102,540	(6)	35.0	%(6)		(6)		(6)
*	Denotes less than 1%
(1)	Based on information furnished by the respective individuals.
(2)	Includes nine shares owned by Robert C. Connor’s spouse.
(3)	Alex Dillard’s shares include (i) 1,017,798 shares of Class A Common Stock held directly and 131,852 shares of Class A Common Stock held in trusts over which Alex Dillard has sole voting and dispositive power and (ii) 36,560 shares held by Alex Dillard’s spouse over which Alex Dillard may be deemed to share voting and dispositive power.
(4)	Mike Dillard’s shares include (i) 536,553 shares of Class A Common Stock held directly and 7,300 shares of Class A Common stock held in trust over which Mike Dillard has sole voting and dispositive power and (ii) 610 shares of Class A Common Stock held in trust over which his wife has sole voting power and over which Mike Dillard may be deemed to share voting power.
(5)	William Dillard, II’s shares include 900,998 shares of Class A Common Stock held directly and 7,300 shares of Class A Common Stock held in trust over which William Dillard, II has sole voting and dispositive power.
(6)	Does not include 41,496 shares of Class A Common Stock and 3,985,776 shares of Class B Common Stock owned by W.D. Company, Inc. Alex Dillard, Mike Dillard and William Dillard, II are officers and directors of W.D. Company, Inc. and own 27.9%, 26.3% and 27.4%, respectively, of the outstanding voting stock of such company. Alex Dillard, Mike Dillard and William Dillard, II act by majority with respect to voting and dispositive power over these shares. The 41,496 Class A shares represent approximately 0.35% of the outstanding Class A Shares and the 3,985,776 Class B Shares represent approximately 99.99% of the outstanding Class B Shares. Alex Dillard, Mike

Dillard and William Dillard, II disclaim beneficial ownership over all shares of Class A Common Stock and Class B Common Stock held by W.D. Company, Inc.
(7)	William Dillard, III’s shares include (i) 50,444 shares of Class A Common Stock held directly and 185,765 shares of Class A Common Stock held in trusts over which William Dillard, III has sole voting and dispositive power and (ii) 13,655 shares held by William Dillard, III’s spouse over which William Dillard, III may be deemed to share voting and dispositive power. Mr. Dillard owns 1.2% of the outstanding voting stock of W.D. Company, Inc. but disclaims beneficial ownership over shares held by W.D. Company, Inc.
(8)	Denise Mahaffy’s shares include 163,195 shares of Class A Common Stock held directly and 7,300 shares of Class A Common Stock held in trust over which Denise Mahaffy has sole voting and dispositive power. Ms. Mahaffy owns 7.3% of the outstanding voting stock of W.D. Company, Inc. but disclaims beneficial ownership over shares held by W.D. Company, Inc.
(9)	Drue Matheny’s shares include (i) 440,149 shares of Class A Common Stock held directly and 7,300 shares of Class A Common Stock held in trust over which Ms. Matheny has sole voting and dispositive power and (ii) 2,521 shares of Class A Common Stock held by Ms. Matheny’s spouse over which Ms. Matheny may be deemed to share voting power. Ms. Matheny owns 7.3% of the outstanding voting stock of W.D. Company, Inc. but disclaims beneficial ownership over shares held by W.D. Company, Inc.
(10)	Warren Stephens beneficially owns 34,202 shares held in trust and controls 23,560 shares held by Stephens Investment Holdings LLC.
(11)	Includes 500 shares that are pledged as security for a personal loan.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

The number of directors that serve on the Company’s Board is currently set at 15 but may be changed from time to time in the manner provided in the Company’s by-laws. Class A stockholders are entitled to vote for the election of five Directors, and Class B stockholders are entitled to vote for the election of ten Directors. Directors are to be elected at the Annual Meeting for a term of one year and until the election and qualification of their successors. Once elected, our Directors have no ongoing status as “Class A” or “Class B” Directors and have the same duties and responsibilities to all stockholders.

The Board recommends that each nominee identified below be elected at the Annual Meeting. Each of the nominees is currently serving as a director of the Company and was elected at the 2024 Annual Meeting of Stockholders. Set forth below are the principal occupation and public company directorships each nominee currently holds or has held during the last five years, as well as other background information about the nominees, including a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board’s conclusion that each nominee should serve as a director.

Class A Nominees

James I. Freeman, 75, was Senior Vice President and Chief Financial Officer of the Company until his retirement effective February 1, 2015. During the past five years, his principal occupation is and has been a private investor for his own account. He has been a member of the Board since 1991. Mr. Freeman joined the Company in 1988. He entered the accounting profession in 1972 and practiced as a certified public accountant. He formerly served as a member of the Management Committee of BKD, LLP, one of the largest accounting firms in the nation at that time. Having served as Chief Financial Officer of the Company, Mr. Freeman has extensive experience overseeing the Company’s financial reporting processes, internal accounting and financial controls and independent auditor engagements. This unique experience provides Mr. Freeman the ability to regularly advise the Board regarding current and proposed accounting issues, financial matters and regulations that affect the Company’s operations. Mr. Freeman currently serves on the Compensation Committee.

Rob C. Holmes, 60, has been a member of the Board since 2021. Mr. Holmes has served as President, Chief Executive Officer and a member of the board of directors of Texas Capital Bancshares, Inc., (NASDAQ®: TCBI), a full-service financial services firm headquartered in Dallas, Texas, since 2021 and also begins serving as their Chairman in April 2025. Mr. Holmes joined Texas Capital in January 2021 after a 31-year career at JPMorgan Chase & Co., most recently serving as Global Head of Corporate Client Banking and Specialized Industries since 2011. Texas Capital Bank, N.A., Texas Capital Bancshares, Inc. (NASDAQ®: TCBI) and JPMorgan Chase & Co. are not subsidiaries or other affiliates of the Company. In his role at JPMorgan Chase & Co., Mr. Holmes oversaw end-to-end responsibility for the business, providing global treasury management services, credit and investment banking solutions to clients in North America, as well as select countries in Europe and Asia, to help clients achieve their long-term corporate finance objectives. Mr. Holmes also shared oversight of the Commercial Banking Credit Markets business and was a member of the Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC. Prior to serving as Head of Corporate Client Banking and Specialized Industries, Mr. Holmes was the Co-Head of JPMorgan’s North American Retail Industries Investment Banking practice and the Head of Investment Banking for the Southern Region of the U.S. An active member of the local Dallas community, Mr. Holmes has historically served as a National Trustee for Boys & Girls Clubs of America and on the board of the Dallas Citizens Council. He currently serves on the Advisory Board of The University of Texas at Austin McCombs School of Business, as well as a member of the Development Board for the University and most recently an inaugural member of the executive committee. In addition, Mr. Holmes is active on the board of the Baylor Health Care System Foundation. He is a longtime member of the Salesmanship Club of Dallas, which owns and operates the Momentous Institute. Mr. Holmes received a Bachelor of Arts degree in Economics from The University of Texas at Austin and holds a Master of Business Administration from Southern Methodist University. Mr. Holmes’ experience in advising clients, particularly in the retail industry, with meeting their financial and strategic objectives uniquely positions him to provide valuable input to the Board. In addition, his strong reputation in the broader U.S. banking industry brings with it a wide network of valuable relationships.

Reynie Rutledge, 75, has served as a Director of the Company since 2013. At all times during the past five years, Mr. Rutledge has served as the Chairman of First Security Bancorp, a financial services holding company headquartered in Searcy, Arkansas. With 50 years of experience in banking, Mr. Rutledge has been involved with all aspects of finance and management while leading First Security Bancorp to become the fifth largest bank holding company based in Arkansas, with over $7.9 billion in assets and 77 locations throughout the state as of December 31, 2024. First Security Bancorp consists of First Security Bank, First Security Crews & Associates investment banking firm and First Security Public Finance. First Security Bancorp is not a subsidiary or other affiliate of the Company. Mr. Rutledge is a graduate of the University of Arkansas where he earned a degree in industrial engineering and a Master of Business Administration. Mr. Rutledge is a past Chairman of the Arkansas Bankers Association and the Business Advisory Board of Harding University. Mr. Rutledge is also a member of the Arkansas Academy of Industrial Engineering, a member and past Chairman of the Dean’s Executive Advisory Board for the Sam M. Walton College of Business, a member of the Campaign Arkansas Executive Committee, a past Chairman of the Arkansas Business Hall of Fame Selection Committee, the University of Arkansas 2000 Volunteer of the Year, a 2012 recipient of the University of Arkansas Distinguished Alumni Award and past Chairman of the University of Arkansas Board of Trustees. In 2020, Mr. Rutledge was inducted into the Arkansas Business Hall of Fame. Mr. Rutledge’s extensive career in commercial banking provides insights into the credit markets for the Board. Mr. Rutledge serves as Chairman of the Audit Committee.

J.C. Watts, Jr., 67, has served as a Director of the Company since August 2009 and previously served on the Board from 2003 until 2008, including as a member of the Audit Committee. He also serves on the Board of Directors of Paycom Software, Inc., and he previously served on the Boards of Directors of CSX Corporation, ITC Holdings Corp, Burlington Northern Santa Fe Corporation, Clear Channel Communications, Inc. and Terex Corporation. At all times during the past five years, Mr. Watts has served as the Chairman of the J.C. Watts Companies, which provides both consulting and advocacy services. The J.C. Watts Companies are not subsidiaries or other affiliates of the Company. Mr. Watts served in the U.S. Congress from the fourth district of Oklahoma from 1995 to 2003. In 1998, he was elected chairman of the Republican Conference in the U.S. House of Representatives. He served for eight years on the House Armed Services Committee. He authored legislation to create the House Select Committee on Homeland Security, a committee on which he later served. He also served on the House Transportation and Infrastructure Committee as well as the House Banking Committee. He led two congressional trade missions to Africa. Mr. Watts co-authored the American Community Renewal and New Markets Act and authored the Community Solutions Act of 2001. He also crafted legislation with Congressman John Lewis to establish the Smithsonian National Museum of African American History and Culture. He has served as an analyst on television news programs nationally and internationally. Mr. Watts led a U.S. delegation to Vienna, Austria, at the request of President George W. Bush and Secretary of State Colin Powell, to the Organization for Security and Cooperation in Europe Conference on Racism, Discrimination and Xenophobia and accompanied President Bush on his historic trip to Africa. He co-founded the Coalition for AIDS Relief in Africa and served on the Board of Africare. He was the Chairman of Watts Equipment and the Chairman of the Black News Channel, the first ever African American news channel, until 2022. He has also created the J.C. and Frankie Watts Foundation to focus on urban renewal and other charitable initiatives. Mr. Watts brings to the Board not only an understanding and sensitivity to the political and cultural issues which the Company regularly faces but also a wealth of knowledge of the regulatory environment which continues to change and affect the Company’s operations. Mr. Watts currently serves on the Audit Committee.

Nick White, 80, has served as a Director of the Company since 2008. Since 2000, Mr. White has served as Chief Executive Officer and President of White and Associates, an international retail solutions firm offering retail clients consulting services encompassing strategy, partnerships, logistics and concepts. White and Associates is not a subsidiary or other affiliate of the Company. Following a tour in Vietnam with the United States Marine Corps, Mr. White began his retail career in 1968 with Spartan-Atlantic Department Stores while still attending college. In 1973, he joined Wal-Mart Stores, Inc. as an Assistant Store Manager. From 1985 to 1990, he was General Manager of Sam’s Clubs, and in 1990, he was named an Executive Vice President of Wal-Mart Stores, Inc. and General Manager of its Supercenter Division, positions he held until his retirement in 2000. While at Wal-Mart, he served on both the Executive Committee and the Real Estate Committee. Mr. White has made significant contributions to the Board as a result of his extensive knowledge of sourcing, logistics, store operations and merchandising. Mr. White currently serves on the Audit Committee.

Class B Nominees

Robert C. Connor, 83, has served as a Director of the Company since 1987. At all times during the past five years, Mr. Connor’s principal occupation is and has been a private investor for his own account. He began his banking career in Dallas, Texas at the Mercantile National Bank and was elected Vice President of the Citizens Bank of Jonesboro, Arkansas in 1970. He was elected President of The Union National Bank of Arkansas and The Union of Arkansas Corporation in 1976. He previously served on the Board of Sage Telecom in Allen, Texas. Mr. Connor’s long career of leadership in the banking industry makes him particularly well suited to serve on the Compensation Committee as well as to share his knowledge and insights concerning the credit markets with the Board. Mr. Connor currently serves as Chairman of the Compensation Committee.

William E. (Chip) Connor, II, 75, is Chairman and Chief Executive Officer of William E. Connor Group, Hong Kong (“The Connor Group”), positions he has held at all times during the past five years. The Connor Group, with which the Company has maintained a longstanding relationship, is one of the world’s largest privately held merchandise sourcing companies, representing more than 60 leading retailers, brands, and direct-to-consumer companies in North America, Europe, Australia, South Africa and South America. Mr. Connor is also Chairman of Omega Compliance, a supply chain due diligence company headquartered in Hong Kong with operations throughout Asia and Europe. Omega offers a full spectrum of social and ethical compliance, supply chain security, quality inspection and supply chain investigation services. In 2024, The Connor Group was named one of the World’s Most Ethical Companies by the Ethisphere Institute for the thirteenth consecutive year. Mr. Connor is a graduate of Stanford University and received a Master of Business Administration from the University of Southern California in 1973. In 1976, he received his Juris Doctorate from the University of Santa Clara School of Law. Because of his lifelong, comprehensive knowledge of sourcing, Mr. Connor is uniquely positioned to provide the Board with valuable insight regarding this mission-critical Company function.

Alex Dillard, 75, is President of the Company, has been a member of the Board since 1975 and serves on the Executive Committee of the Board of Directors (the “Executive Committee”). This has been his principal occupation for the last five years. Mr. Dillard has been involved in virtually every aspect of operations and merchandising for the Company for over 50 years and previously served as Executive Vice President of the Company. He has served as a board member of the University of Arkansas for Medical Sciences Foundation Fund, Philander Smith College, Union Bank and Worthen Bank in Little Rock, Arkansas and First National Bank of Ft. Worth, Texas. Mr. Dillard’s understanding of both the merchandising and the operational aspects of the retail business has enabled the Board to more effectively gain a broad overview of the day-to-day processes involved in the operation of the Company.

Mike Dillard, 73, is an Executive Vice President of the Company and currently heads one of the largest merchandising portions of the Company’s business. This has been his principal occupation for the last five years. He has been a member of the Board since 1976. Mr. Dillard has played many roles for the Company, devoting his entire professional career to Dillard’s, Inc. His understanding of the unique regional characteristics of merchandising in the many different geographic regions of the country has assisted the Board in its efforts to guide the business to meet the needs of its varied customer base.

William Dillard, II, 80, is the Chairman of the Board and Chief Executive Officer of the Company, has been a member of the Board since 1967 and serves on the Executive Committee. This has been his principal occupation for the last five years. Mr. Dillard has been involved in almost every aspect of the Company’s operations, working part-time while in school and full-time for over 50 years. He was formerly President and Chief Operating Officer of the Company. Through his numerous years of service to the Company, Mr. Dillard possesses an unmatched knowledge of the Company’s operations and the retail industry as a whole. This, combined with his service as a member of the boards of directors of other public companies, allows him to provide invaluable insight to the Board. In addition, his expertise with respect to real estate matters and store location enables him to provide the Board with leadership and insight into this critical aspect of the Company’s business.

William Dillard, III, 54, is a Senior Vice President of the Company, a position he has held for the last five years. He has been a member of the Board since 2021. After receiving his undergraduate degree from the University of Texas in

1993, Mr. Dillard initially joined the Company in its Phoenix-based merchandising division where he held various roles of increasing responsibilities in the stores and buying office. After serving for a time as a merchandise sourcing agent in Hong Kong with William E. Connor & Associates, Ltd, Mr. Dillard attended Northwestern University and received a Master of Business Administration from the Kellogg School of Management in 1999. He then rejoined the Company in the Little Rock corporate headquarters serving in increasing capacities in merchandise management. Currently, in his role as Senior Vice President, Mr. Dillard is responsible for all merchandising functions for the cosmetics, ladies’ accessories and lingerie, men’s apparel and accessories and home and furniture areas of the business. These merchandise areas comprised 53% of the Company’s sales in fiscal 2024. Mr. Dillard is very active in the Little Rock community and serves on the boards of various charitable organizations including eStem Public Charter Schools, Arkansas for Educational Reform Foundation, St. Vincent Health Systems, Restore Hope and Natural State Initiative. Mr. Dillard brings to the Board a deep understanding of all merchandising functions, from sourcing to selling, as well as experience in the development and retention of a strong talent base to achieve Company merchandising and sales objectives.

H. Lee Hastings, III, 70, has served as a Director of the Company since 2010. At all times during the past five years, Mr. Hastings has (a) served as President and Chief Operating Officer of Hastings Holdings, Inc., a family holding company that operates several subsidiaries which are engaged in real estate, beverage distribution, import/export and other businesses and (b) also served as President of Arkansas Bolt, Co./ABC Logistics, a subsidiary of Hastings Holdings, Inc. that sells and imports/exports industrial fasteners and stampings throughout the world. Since 2001, Mr. Hastings has also been a director of another family holding company, State Holding Co. Inc., which owns and operates a bank holding company. None of these companies or their subsidiaries are subsidiaries or other affiliates of the Company. Mr. Hastings has extensive experience in the international import/export market and contributes valuable advice to the Board with respect to the Company’s international sourcing efforts. Mr. Hastings currently serves on the Compensation Committee.

Denise Mahaffy, 67, is a Senior Vice President of the Company, a position she has held for the last five years. She has been a member of the Board since 2021. Ms. Mahaffy received her Bachelor of Business Administration degree from Southern Methodist University and joined the Company in 1979. She has served Dillard’s in a wide variety of roles in sales, merchandising, distribution, product development, marketing and advertising. Currently, she serves in critical cross functional leadership roles for the Company. Ms. Mahaffy is responsible for working with the Company’s private label credit card partner to execute marketing and operational strategies to increase card penetration and program profitability. Additionally, she leads Dillard’s comprehensive marketing and advertising efforts across multiple media channels that drives awareness while ensuring consistency of messaging to targeted customer audiences. Ms. Mahaffy also oversees the Company’s online experience and social and digital strategies as well as the photography studio. In these roles, she is responsible for multiple vital functions of the Company’s Internet store at dillards.com including Internet product publishing, product and fashion photography, search engine marketing and social media outreach. Ms. Mahaffy has a keen understanding of the Company’s customer base. Her years of front row experience across multiple functional areas brings a wealth of insight to the Board, particularly regarding customer engagement and retention.

Drue Matheny, 78, has been a member of the Board since 1994. For the past five years, her principal occupation has been, and currently is, an Executive Vice President of the Company. She is based in Ft. Worth, Texas and directs one of the largest merchandising portions of the Company. Since joining the Company in 1968, Ms. Matheny has overseen every aspect of the Company’s various merchandising functions. She brings to the Board a deep understanding of the exacting tastes and preferences of the Company’s customers.

Warren A. Stephens, 68, has served as a Director of the Company since 2002. During the past five years, Mr. Stephens’ principal occupation has been Chairman, Chief Executive Officer and President of Stephens Inc. Mr. Stephens resigned from Stephens Inc. in January 2025. He continues to serve as Co-Chairman of SF Holding Corporation. Stephens Inc. and SF Holding Corporation are not subsidiaries or other affiliates of the Company. In 1981, Mr. Stephens joined Stephens Inc. In 2006, Mr. Stephens acquired 100% of the outstanding shares of Stephens Inc. Stephens Inc. focuses on investment banking, wealth management, capital management, private equity, institutional sales and trading, research, and insurance. Mr. Stephens’ knowledge and understanding of sophisticated financial markets have been invaluable to the Board when dealing with a wide range of issues from investment decisions to credit and finance matters to the strategic positioning of the Company.

Vote Required

A majority of the shares of the respective class of the Common Stock outstanding and eligible to vote in the election is required to elect each Director for such class.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NOMINATED BY THE BOARD. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy may be exercised to vote for a substitute or substitutes.

Information Regarding the Board and Its Committees

Controlled Company. The Company qualifies as a “controlled company” under the NYSE listing standards due to the ownership by W.D. Company, Inc. of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of two-thirds of the Directors of the Company. In accordance with a provision in NYSE rules for controlled companies, the Company is not required to comply with NYSE listing standards that provide for (1) a majority of the Board of Directors being composed of independent directors, (2) a nominating/corporate governance committee composed solely of independent directors and (3) a compensation committee composed solely of independent directors. Notwithstanding these exemptions, all the members of the Company’s Compensation Committee are independent in accordance with the NYSE listing standards. This may change in the future, however, at the Company’s discretion.

Director Independence. The Board has determined that all of the Class A nominees listed above qualify as independent persons as defined in the Company’s by-laws (discussed below). In addition, the Board has affirmatively determined that each of the Class A nominees, as well as Robert C. Connor and H. Lee Hastings, III, who are Class B nominees, has no direct or indirect material relationship with the Company and qualifies as an independent director in accordance with the NYSE listing standards.

Family Relationships. William Dillard, II, Drue Matheny, Alex Dillard, Mike Dillard and Denise Mahaffy are siblings. William Dillard, III is the son of William Dillard, II. Alexandra Lucie and Annemarie Jazic (each a Vice President of the Company) are daughters of Alex Dillard.

Director Nominations. As provided in the Company’s by-laws, the Executive Committee is responsible for nominating individuals to stand for election at each annual meeting of stockholders. Stockholders may also nominate a director nominee pursuant to the Company’s by-laws.

The Company’s by-laws provide that nominees to represent Class A stockholders on the Company’s Board shall be independent persons only. For these purposes, the Company’s by-laws define “independent” as a person who: (1) has not been employed by the Company or an affiliate in any executive capacity within the last five years; (2) was not, and is not, a member of a corporation or firm that is one of the Company’s paid advisors or consultants; (3) is not employed by a significant customer, supplier or provider of professional services; (4) has no personal services contract with the Company; (5) is not employed by a foundation or university that receives significant grants or endowments from the Company; (6) is not a relative of the management of the Company; (7) is not a stockholder who has signed stockholder agreements legally binding him or her to vote with management; and (8) is not the Chairman of a company on which the Company’s Chairman or Chief Executive Officer is also a board member. These independence standards, which are also found in our Corporate Governance Guidelines in addition to the Company’s by-laws, are available on the investor relations portion of the Company’s website at investor.dillards.com.

In nominating a slate of directors, the objective is to select individuals with skills and experience that can be of assistance in operating the Company’s business. The following core criteria are considered in nominating each candidate:

●	Integrity. Only persons who have demonstrated in their professional lives the highest ethical standards, maturity and responsibility will be considered.
●	Experience. A director should have business experience relevant to the Company’s business.
●	Judgment and Knowledge. A director should have the ability to assess the Company’s strategy, business plan and key issues to evaluate the performance of management and to evaluate the Company’s financial and operating reports and to provide meaningful analysis of the Company’s financial position.
●	Time and Commitment. Board members must have sufficient time available to become acquainted with the Company, to prepare for Board and committee meetings and to attend meetings.

Candidates who individually possess knowledge, experience and skills in at least one of the following are sought: accounting and finance, business judgment, management, crisis response, industry knowledge or strategy and vision. The Executive Committee has not adopted a formal policy with respect to diversity. The implementation of this consideration occurs when, in addition to the core criteria identified above, the Executive Committee informally discusses whether a potential nominee might also bring to the Board diverse life experiences and perspectives but no single factor controls the determination process.

In order for a Company stockholder to nominate an individual for election to the Board, the stockholder must provide written notice of such nomination to the Company’s Corporate Secretary, and the notice must be received by the Company’s Corporate Secretary at the principal executive offices of the Company no more than 90 days, and no less than 60 days, before the annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Company’s Common Stock that are beneficially owned by such person and (4) any other information relating to such person that is required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Such notice must also set forth the name and address, as they appear on the Company’s books, of the stockholder giving the notice and the class and number of shares of the Company’s Common Stock that are beneficially owned by such stockholder. In order for a Company stockholder to recommend (as opposed to nominate) a director candidate, the stockholder must provide written notice of such recommendation to the Company’s Corporate Secretary at the principal executive offices of the Company. The Executive Committee will consider director candidates recommended by stockholders and will consider all candidates for director in the same manner regardless of the source of the recommendation.

Director and Stockholder Meetings. The Board of Directors met four times during the Company’s last fiscal year. During the last fiscal year, all of the individuals serving as director attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served. The Company encourages each Board member to attend the Company’s Annual Meeting. All individuals serving as director at that time were in attendance at the Company’s Annual Meeting held on May 18, 2024, except for Warren Stephens.

Executive Sessions; Presiding Director. As required by the NYSE listing standards, our non-management directors meet on a regularly scheduled basis in executive session at which only non-management directors are present. Our non-management directors choose a presiding independent director by majority vote for each session. The presiding director is responsible for, among other things, presiding at the executive session of the non-management directors for which he or she is chosen to serve and apprising the Chairman of the issues considered at such meetings. Our independent directors also meet at least annually.

Communications with Directors. Security holders and other interested persons may contact individual directors, the presiding member of the non-management directors, non-management directors as a group or the Board as a whole, at any time. Your communication should be sent to the individual Director, the “Non-Management Members of the Board of Directors,” the “Presiding Member of Non-Management Directors” or the “Board of Directors,” as applicable, at 1600 Cantrell Road, Little Rock, Arkansas 72201. In general, any communications delivered to the principal executive offices for forwarding to the Board or specified Board members will be forwarded in accordance with its instructions. However, prior to the communications being forwarded to the Board member, the Corporate Secretary reviews communications and reserves the right not to forward to Board members any inappropriate materials.

Corporate Governance Guidelines and Code of Conduct. The Board has adopted Corporate Governance Guidelines and a Code of Conduct that applies to all Company associates, including the Company’s executive officers, and the members of the Board. The current versions of these corporate governance documents are available free of charge on the investor relations portion of the Company’s website at investor.dillards.com, and each is available in print to any stockholder who requests copies by contacting Julie J. Guymon, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, Arkansas 72201. The Company will promptly disclose to our stockholders, if required by applicable laws, any amendments to, or waivers from, provisions of the Code of Conduct that apply to our principal executive officer, principal financial officers, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (dillards.com) rather than by filing a Form 8-K.

Insider Trading Arrangements and Policies. Included in the Company’s Code of Conduct are the Company’s insider trading policies and procedures governing the purchase, sale and/or other disposition of the Company’s securities by its associates, including the Company’s executive officers and the members of the Board. It is the Company’s practice that the Company refrain from trading in its securities while it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading plans.

Anti-Hedging Policy. Directors and associates, and their designees, are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (a) granted to the associate or Director by the Company as part of the compensation of the associate or Director or (b) held, directly or indirectly, by the Director or associate.

Board Committees. The Board has a standing Audit Committee and Compensation Committee. The Audit Committee and the Compensation Committee have each adopted a written charter, both of which are available on the investor relations portion of the Company’s website at investor.dillards.com. In addition, the Board has an Executive Committee that performs various functions, including those similar to a standing nominating committee. The Executive Committee members are Alex Dillard and William Dillard, II.

The Audit Committee members are Reynie Rutledge, Chairman, J.C. Watts, Jr. and Nick White. The Board has determined that Reynie Rutledge is an “audit committee financial expert” and that Messrs. Rutledge, Watts and White are independent of management in accordance with the requirements of the NYSE and the SEC for purposes of determining audit committee independence. The Board has also determined that each of Messrs. Rutledge, Watts and White is “financially literate” within the meaning of the listing standards of the NYSE. The Audit Committee held ten meetings during fiscal 2024.

The Compensation Committee members are Robert C. Connor, Chairman, James I. Freeman and H. Lee Hastings, III. All members of the Compensation Committee are independent as defined by NYSE listing standards. In addition all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held three meetings during fiscal 2024.

Board’s Leadership Structure. Pursuant to the Company’s by-laws, the principal executive officer shall be the Chairman of the Board. Accordingly, the Board has elected William Dillard, II, the Company’s CEO, to serve as its Chairman. The Board believes that this structure is best suited to the interests of the Company and the stockholders at this time because it enables Mr. Dillard to be personally involved in every aspect of leading the Company. The Board believes that Mr. Dillard is uniquely qualified to serve as Chairman because his extensive experience with the Company (over 55 years of service) provides him with the long-term perspective that builds stockholder value and aligns with the long-term interests of the stockholders. In this capacity, he sets the Board agenda, regularly communicates with the other Board members and chairs Board meetings and the Annual Meeting.

Alex Dillard, the Company’s President and a fellow Board member, assists William Dillard, II in the day-to-day supervision of the Company’s business, which provides other members of the management team ready access to, and the benefit of, their combined deep understanding of the cycles and challenges of the retail industry. The close working relationship between the CEO and the President also gives the Board and the Company’s stockholders a veteran leadership team that can address issues quickly and seamlessly.

The Company has no lead independent Director. However, the non-management directors designate one of the independent directors to preside over their executive sessions.

Board’s Role in Risk Oversight. While the Company’s management has the primary responsibility for managing risks facing the Company, the Board as a whole is actively involved in and is responsible for the oversight of risk management, including those risks associated with cybersecurity. Our senior management regularly engages in management and oversight of our Information Security programs and regularly updates and engages in discussions with our Board on cybersecurity issues. In addition, the Board routinely receives updates and engages in discussions regarding other material risks facing the Company, which for fiscal 2024 included, among other risks, trade restrictions, (including tariffs), supply chain instability, inventory management and the continuing impact of elevated United States wages. The Board’s primary goal is to ensure that the risk management processes designed and implemented by the Company’s management are effective.

The Audit Committee is responsible for oversight of the quality and integrity of the Company’s financial statements and internal controls and compliance with legal and regulatory requirements and reviews the annual risk assessment report prepared by the Company’s internal audit group which reports directly to the Audit Committee. Based on the annual risk assessment, the Audit Committee is charged with studying or investigating any matter of interest or concern that it deems appropriate. It also reviews reports describing any anonymous calls made to the Company’s “Ethics Hotline,” together with any other reports of disciplinary or other action taken with respect to material breaches of the Company’s Code of Conduct. In its investigatory capacity, the Audit Committee has the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable to such advisors and any other terms of retention. The Audit Committee is also given unrestricted access to the Company’s internal audit group, other Board members, executive officers and independent accountants to the extent necessary to carry out its oversight responsibilities. While acting in this capacity, the Audit Committee has the full authority of the Board.

The Compensation Committee is responsible for reviewing any risks arising from the Company’s compensation policies, particularly with respect to the issue of encouraging inappropriate risk taking by executive management. In assessing compensation-related risks, the Compensation Committee may investigate any matter related thereto, is given full access to all books, records, facilities and personnel of the Company and, when appropriate, may hire outside legal, accounting or other experts or advisors to assist the Compensation Committee with its work.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure. The Board believes that its current leadership structure is conducive to, and appropriate for, its oversight of risk management.

2024 Director Compensation

Consistent with its charter, the Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to director compensation. During fiscal 2024, non-management Directors received an annual cash retainer of $100,000 as well as 400 restricted shares of the Company’s Class A Common Stock valued at $173,400 on the date of grant. The restricted shares vest six months after their issuance. The chairmen of the Audit Committee and Compensation Committee also received an additional annual cash retainer of $30,000. Directors who are also employees of the Company are not separately compensated for their service on the Board.

During fiscal 2024, the Compensation Committee engaged Aon plc (“AON”) as its independent compensation consultant. AON provided the committee with an analysis of director compensation at the Company’s peer group companies for use in determining the Company’s director compensation. Upon review and consultation with AON, the Compensation Committee kept the additional cash retainer paid to chairmen of the Audit Committee and Compensation Committee at $30,000. With respect to restricted shares of the Company’s Class A Common Stock awarded to non-management Directors, the Compensation Committee’s goal each year is to award shares that represent a certain dollar value rather than to award a fixed number of shares.

The following table summarizes the compensation paid by the Company to non-management Directors for the fiscal year ended February 1, 2025:

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)	($)(1)	($)	($)	Earnings ($)	($)	Total ($)
Robert C. Connor	$130,000	$173,400	$—	$—	$—	$—	$303,400
William E. (Chip) Connor, II	100,000	173,400	—	—	—	—	273,400
James I. Freeman	100,000	173,400	—	—	—	—	273,400
H. Lee Hastings, III	100,000	173,400	—	—	—	—	273,400
Rob C. Holmes	100,000	173,400	—	—	—	—	273,400
Reynie Rutledge	130,000	173,400	—	—	—	—	303,400
Warren A. Stephens	100,000	173,400	—	—	—	—	273,400
J.C. Watts, Jr.	100,000	173,400	—	—	—	—	273,400
Nick White	100,000	173,400	—	—	—	—	273,400
(1)	The amounts in the “Stock Awards” column represent the grant date fair value of the annual stock award made in fiscal 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), and is equal to the simple average market price of 400 shares on the date of grant. All grants of restricted shares were vested as of February 1, 2025.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation paid to our Chief Executive Officer, Co-Principal Financial Officers and our three most highly compensated other executive officers in fiscal 2024. These individuals are referred to as “named executive officers” or “NEOs.” This section should be read in conjunction with the detailed tables and narrative descriptions under the section titled “Executive Compensation” in this proxy statement.

Executive Summary

We are committed to a pay-for-performance culture. The compensation program is reviewed annually in order to assure that its objectives and components are aligned with the Company’s goals and culture and also that the program incentivizes short-term and long-term profitable growth.

The main components of the compensation strategy in place for our NEOs during fiscal 2024 included (1) a base salary, which is determined at the discretion of the Compensation Committee based on a number of factors and with the assistance of its independent compensation consultant, (2) an annual cash bonus, which is limited to an amount calculated according to the formula of the governing plan based on pre-tax income, (3) an annual stock bonus calculated according to the formula of the governing plan and (4) retirement benefits pursuant to a pension plan. For a more comprehensive analysis of each one of these compensation arrangements, please see the discussion that follows.

At the 2023 Annual Meeting of Stockholders, in our last stockholder advisory vote, approximately 98% of the votes cast on executive compensation were voted to approve the compensation of the Company’s named executive officers. As a result, the Compensation Committee determined not to make material changes to our compensation programs during the fiscal year.

Also at the 2023 Annual Meeting of Stockholders, approximately 89% of the votes cast voted, on an advisory basis, to hold an advisory vote on the compensation of our named executive officers every three years. Accordingly, the next stockholder advisory vote approving named executive officer compensation will take place at the Company’s 2026 Annual Meeting of Stockholders.

Compensation Philosophy

The core elements of our compensation philosophy are to align each executive’s compensation with the Company’s short-term and long-term performance, promote a pay-for-performance culture and provide compensation and incentives needed to attract, retain and motivate key executives who are crucial to the Company’s long-term success. We seek to implement our philosophy by following three key principles:

●	Providing compensation opportunities that are competitive with those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to our long-term success;
●	Motivating executive officers by rewarding them for attainment of Company profitability on an annual basis; and
●	Aligning the interests of our executives with the long-term interests of our stockholders by awarding equity-based compensation and by offering participation in retirement, stock purchase and stock bonus plans that encourage stock ownership by our executives.

Further details concerning how we implement our philosophy, and how we apply the above principles to our compensation program, are provided throughout this CD&A.

Elements of Compensation

Our compensation program primarily consists of the following elements: Base Salary, Annual Cash Performance Bonuses, Equity-Based Compensation Awards and Pension Plan Benefits. We choose to pay each separate element with the intent of rewarding performance believed to be beneficial to the Company and accomplishing specific purposes, as described below. Within each element of compensation (other than those based on a pre-established formula), the Compensation Committee considers appropriate ranges for the amount awarded given the level of position and performance of the individual and the Company for the period under consideration.

Base Salary is designed to:

●	Reward the proficiency of our executives relative to their skills, position and contributions to the success of the Company; and
●	Provide a level of annual cash compensation competitive with the marketplace that recognizes contributions to the overall success of the Company and provides the potential for annual increases reflecting those contributions.

Annual Cash Performance Bonuses are designed to:

●	Motivate executives to assist in the attainment of Company profitability on an annual basis; and
●	Foster a pay-for-performance culture that aligns our overall compensation programs with our business strategy and rewards executives for their contributions toward our goal of increasing profitability.

Equity-Based Compensation Awards are designed to:

●	Link compensation awards to the creation of stockholder value; and
●	Encourage our executives to work together in the interest of stockholders by associating a portion of compensation with the long-term value of our common stock.

Pension Plan Benefits are designed to:

●	Provide competitive incentives to our executive officers to focus on the long-term success of the Company; and
●	Provide a secure retirement after a long and productive career with the Company.

The Compensation Committee believes that the combination of these elements provides an appropriate mix of fixed and variable pay which balances short-term operational performance with long-term stockholder value. The Compensation Committee also believes that our compensation program enables us to reinforce our pay-for-performance philosophy as well as strengthen our ability to attract and retain highly qualified executives by providing benefits equivalent to those offered by our leading competitors.

Allocation of Total Direct Compensation

The table below illustrates the allocation of total direct compensation for each NEO in fiscal 2024. Base salary, annual cash performance bonuses, equity-based compensation awards and other compensation (consisting of perquisites, insurance premiums and retirement plan contributions) comprise each NEO’s total direct compensation. Total direct compensation is different from the “Total Compensation” column of the Summary Compensation Table appearing on page 27 in that it excludes changes in pension value. We disclose the allocation of total direct compensation to provide insight into the Compensation Committee’s decision-making process when establishing NEO compensation. The

Compensation Committee does not consider changes in pension value when establishing NEO compensation because pension amounts are earned each year based on a pre-established formula set forth in the Company’s pension plan relating to compensation previously received by an NEO and the NEO does not receive the amount until after retirement from the Company. Further, pension values can fluctuate widely year-to-year due to changes in discount rates, which are outside of the Company’s and executive’s control. As such, these amounts are excluded from the table below.

The Compensation Committee has determined that a slightly higher portion of total direct compensation of William Dillard, II and Alex Dillard, our Chief Executive Officer and President, respectively, should be performance-based, than that of the other NEOs, given their ability to affect stockholder value relative to the other NEOs.

Allocation of Total Direct Compensation
		Annual Cash	Equity-Based
		Performance	Compensation	Other
NEO	Base Salary	Bonuses	Awards (1)	Compensation
William Dillard, II,	24.1%	63.1%	5.8%	7.0%
Chief Executive Officer
Alex Dillard,	23.9%	62.8%	5.8%	7.5%
President
Mike Dillard,	37.7%	49.7%	6.0%	6.6%
Executive Vice President
Drue Matheny,	38.0%	50.2%	6.0%	5.8%
Executive Vice President
Chris B. Johnson,	44.0%	42.4%	5.8%	7.8%
Senior Vice President and Co-Principal Financial Officer
Phillip R. Watts,	44.4%	43.0%	5.8%	6.8%
Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer
(1)	Equity-based compensation awards comprise a smaller portion of the NEO’s total compensation because the Compensation Committee considers the existing significant stock ownership of the NEOs to already align with stockholders’ interests.

How We Determine Compensation

Role of the Compensation Committee. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. In carrying out this function, the committee strives to ensure that total compensation paid to named executive officers is fair, reasonable and competitive.

The Compensation Committee regularly reviews and evaluates our compensation program to ensure that it:

●	Promotes our ability to attract and retain qualified management personnel by providing compensation, including a mix of incentives, that is competitive relative to the compensation paid by our primary competitors.
●	Fosters a pay-for-performance culture providing executives with the opportunity to increase their level of overall compensation based on the financial performance of the Company. To this end, the Compensation Committee regularly reviews and evaluates individual performance to ensure that our named executive officers are rewarded for their contributions to Company goals and stockholder value.

These evaluations, along with the independent judgment exercised by members of the Compensation Committee, guides the Compensation Committee’s decisions in structuring compensation elements, determining compensation amounts, allocating between long-term and currently paid compensation and allocating between cash and non-cash amounts. The Compensation Committee also takes into account how competitive pressures and economic conditions over which our named executive officers may have little or no control can have a negative impact on the Company’s financial performance.

Role of Compensation Consultant in Compensation Decisions. During the year, in accordance with the Compensation Committee’s instructions, AON, the Compensation Committee’s independent consultant, provided the Compensation Committee with an analysis of NEO compensation at the Company’s peer group companies, as well as information on trends and best practices in executive compensation. In addition, AON provided the Compensation Committee with an analysis of director compensation at the Company’s peer group companies. Furthermore, during the year, AON provided peer group compensation data at the request of the disinterested directors of the Company in relation to their analysis of certain related party transactions. Other than the foregoing, AON did not perform any other services for the Company or its affiliates. The Compensation Committee has assessed the independence of AON pursuant to the applicable rules and determined that its engagement does not raise any conflict of interest.

Role of Named Executive Officers in Compensation Decisions. Our Chief Executive Officer, President and Co-Principal Financial Officer each provide input to the Compensation Committee regarding Company and individual performance. However, the Compensation Committee exercises complete discretion in making all compensation decisions regarding cash compensation, equity awards and other benefits for all of our named executive officers.

Role of Comparable Company Analysis in our Compensation Decisions. In order to develop a competitive compensation package for our named executive officers, the Compensation Committee compares our compensation package with those of a peer group of public companies. The peer group includes department stores and specialty stores. A complete listing of the companies in the 2024 peer group appears below:

Abercrombie & Fitch Co.	Shoe Carnival, Inc.
American Eagle Outfitters, Inc.	Starbucks Corporation
The Children’s Place, Inc.	The TJX Companies, Inc.
DICK’S Sporting Goods, Inc.	Ulta Beauty, Inc.
The Gap, Inc.	Urban Outfitters, Inc.
Macy’s, Inc.	Williams-Sonoma, Inc.
Nordstrom, Inc.

For fiscal 2024, the Compensation Committee, in conjunction with its independent consultant, determined to remove Chico’s FAS, Inc. (“Chico’s”) from the list of peer groups pursuant to Chico’s going private on January 5, 2024. The Compensation Committee believes companies in the peer group are comparable to the Company in operations, management style and culture. However, the number of senior executives retained by the Company is generally lower than the number of senior executives at other companies in the peer group, which we believe places our executive management closer in the chain of command to associates for whom they are responsible. The benefit of our structure is that we are able to effectively manage our associates without unnecessary layers of intermediate managers. The Compensation Committee believes this approach increases the demands upon the named executive officers’ time and requires a greater depth of knowledge of operations than that of their peers in the peer group. Accordingly, the Compensation Committee believes that our named executive officers’ compensation should reflect this increased responsibility.

While we do not specifically benchmark our compensation against companies in the peer group, our Compensation Committee annually performs a compensation analysis of the compensation paid by these companies and periodically surveys the compensation practices of these companies to assess our competitiveness. This information is used as part of the Compensation Committee’s considerations in setting compensation for our named executive officers, particularly in respect of changes in base salary each year as discussed below. In reviewing this data, the Compensation Committee considers factors such as the relative financial performance of such companies, as well as certain other factors the Committee believes differentiate us from those companies — particularly our homogenous, unified business plan of operating virtually identical department stores primarily in the southwest, southeast, and midwest regions of the United States, which we believe allows for more streamlined, cohesive operations and our flatter management structure.

Stockholder Advisory Vote. Our Compensation Committee recognizes the fundamental interest our stockholders have in the compensation of our named executive officers. At the 2023 Annual Meeting of Stockholders, approximately 98% of the shares present and entitled to vote on the advisory resolution on named executive compensation were voted to approve the compensation of the Company’s named executive officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, we believe that our existing compensation policies and decisions are consistent with our compensation philosophy and objectives discussed above and adequately align the interests of our named executive officers with the interests of our stockholders. At the 2023 Annual Meeting of Stockholders, approximately 89% of the shares present and entitled to vote voted, on an advisory basis, to hold an advisory vote on the compensation of our named executive officers every three years. In light of such vote, on May 20, 2023, the Board of Directors of the Company determined that the Company would include the advisory vote on the compensation of our named executive officers every three years until the next required frequency vote. Accordingly, the next stockholder advisory vote approving named executive officer compensation will take place at the Company’s 2026 Annual Meeting of Stockholders, while the next advisory vote on the frequency of the advisory vote approving our executive compensation will take place at the Company’s 2029 Annual Meeting of Stockholders.

Specific Elements of Our Compensation Program

For compensation earned by or paid to our named executive officers during fiscal years 2024, 2023 and 2022 under the following compensation programs, refer to the Summary Compensation Table on page 27 of this proxy statement.

Base Salary

Base salaries are provided to our named executive officers at levels established by the Compensation Committee on an annual basis. Base salaries are set at the discretion of the Compensation Committee and, unlike the annual cash performance bonuses and equity-based compensation awards, are not specifically related to any Company performance criteria. Each year, the Compensation Committee reviews a competitive market analysis of salaries paid by companies in the peer group to ensure that base salaries paid to our named executive officers are competitive. The committee also considers:

●	the named executive officer’s aggregate compensation and benefits;
●	the named executive officer’s level of responsibility and experience; and
●	the named executive officer’s success in achieving business results, promoting our core values and demonstrating leadership, as well as Company-wide performance.

The Compensation Committee set each named executive officer’s base salary as follows:

	NEO Base Salary
NEO	Fiscal 2024	Fiscal 2023	% Change
William Dillard, II	$1,170,000	$1,170,000	—%
Alex Dillard	1,170,000	1,170,000	—%
Mike Dillard	830,000	830,000	—%
Drue Matheny	830,000	830,000	—%
Chris B. Johnson	680,000	665,000	2.3%
Phillip R. Watts	680,000	665,000	2.3%

The Compensation Committee assigned higher base salary amounts to William Dillard, II and Alex Dillard to reflect their level of responsibility and experience, the importance of their respective positions within the Company and their ability to affect stockholder value relative to other NEOs. Pursuant to the peer group analysis provided by the independent compensation consultant, the Compensation Committee awarded compensation increases to the NEOs as they deemed appropriate. The base salaries of all NEOs are below the median base salaries of the corresponding executive officers for the peer group of retailers listed above.

Annual Cash Performance Bonuses

Our compensation program includes annual performance bonuses payable under our stockholder-approved Senior Management Cash Bonus Plan (the “Cash Bonus Plan”). Annual cash bonuses are designed to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. Under the terms of the Cash Bonus Plan, performance bonuses may be paid only if the Company realizes positive income before federal and state income taxes for the fiscal year, which we refer to as pre-tax income. The Compensation Committee believes that pre-tax income is a meaningful measure of financial and operational performance and that requiring a particular level of financial and operational performance before cash bonuses are earned by executive officers furthers the Company’s goal of linking pay to performance. No individual’s bonus under the Cash Bonus Plan can exceed 1% of the Company’s pre-tax income.

Under the Company’s Cash Bonus Plan, persons who occupy the following positions are eligible to receive bonuses:

●	Chief Executive Officer;
●	President;
●	Executive Vice Presidents; and
●	Senior Vice Presidents.

From this group of persons, the Compensation Committee, in its sole discretion, designates those individuals eligible to receive a performance bonus under the Cash Bonus Plan. In making its determinations, the Compensation Committee considers recommendations of senior management and the contribution of each executive officer to the Company’s performance.

When the Compensation Committee designates the individuals eligible to participate in the Cash Bonus Plan, it also designates the maximum percentage of the bonus pool each individual will be entitled to receive. The Compensation Committee assigns a percentage of the bonus pool to each participant, taking into consideration the individual’s level of responsibility for both operating results and management of the organization. The assigned percentage can vary from year to year. The year-end amount of an individual’s bonus is mathematically determined by applying this percentage to the bonus pool.

Bonuses are paid under the Cash Bonus Plan at the conclusion of the fiscal year from a bonus pool, which is equal to the sum of (x) 1 1∕2% of the Company’s pre-tax income for the fiscal year, plus (y) 3 1∕2% of the increase in pre-tax income over the prior fiscal year. Our pre-tax income was $729,701,000 in fiscal 2024 and $916,617,000 in fiscal 2023 for a decrease in pre-tax income of $186,916,000. This resulted in a total available bonus pool of $10,945,500 for fiscal 2024 (1 1∕2% of pre-tax income in fiscal 2024).

The following table sets forth for each named executive officer such officer’s: (1) assigned percent allocation of the fiscal 2024 bonus pool and (2) actual bonus to be paid under the Cash Bonus Plan for fiscal 2024:

	Assigned Percent	Cash Bonus to be paid for
	Allocation of the Fiscal	Fiscal 2024 under
NEO	2024 Bonus Pool	Cash Bonus Plan
William Dillard, II	28%	$3,064,700
Alex Dillard	28%	$3,064,700
Mike Dillard	10%	$1,094,600
Drue Matheny	10%	$1,094,600
Chris B. Johnson	6%	$656,700
Phillip R. Watts	6%	$656,700

The Compensation Committee assigned higher bonus percent allocations to William Dillard, II and Alex Dillard to reflect their level of responsibility and experience, the importance of their respective positions within the Company and their ability to affect stockholder value relative to other NEOs. The Compensation Committee retains the discretion to reduce or eliminate any bonuses that might otherwise be due under the terms of the Cash Bonus Plan. In making this determination, the Compensation Committee may consider factors which are more individualized to specific circumstances that were unforeseen at the time the original allocations were made. The Compensation Committee also reserves the right to award smaller or no bonuses in order to conserve cash for operations or for other business opportunities that could either preserve or enhance stockholder value. The Compensation Committee cannot, however, increase the amounts payable under the Cash Bonus Plan. Following the retirement of one of the former participants in the Cash Bonus Plan, the Compensation Committee increased the bonus pool percentage allocation for William Dillard, II and Alex Dillard from 26% each in fiscal 2023 to 28% each in fiscal 2024, returning them to their percentage allocations before the former participant was added to the Cash Bonus Plan.  No other NEOs percentage allocations were adjusted for fiscal 2024.

Equity-Based Compensation

We believe equity ownership is essential in linking an executive officer’s compensation to the performance of our Common Stock and total stockholder return. We also believe equity ownership is an important tool in creating incentive for sustained growth. As such, in fiscal 2024 our named executive officers received equity-based compensation through each of the following plans (each of which is discussed below): the Dillard’s, Inc. Stock Bonus Plan (the “Stock Bonus Plan”), a qualified defined contribution retirement plan (the “Retirement Plan”) and the Dillard’s, Inc. Stock Purchase Plan (the “Stock Purchase Plan”). Equity-based compensation awarded under these plans is generally established by a predetermined formula set forth in each plan that is tied directly to the aggregate amount of cash compensation (salary and cash bonus) paid to an individual. Equity-based compensation awards comprise a smaller portion of our named executive officers’ total compensation because the Compensation Committee considers the existing significant stock ownership of our named executive officers to already align with stockholders’ interests.

●	Stock Bonus Plan. The formula under the stockholder-approved Stock Bonus Plan provides for an annual stock award equal to 6% of each named executive officer’s annual total cash compensation in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted. The stock awards have no vesting requirements. The Compensation Committee has the discretion to alter awards payable under the Stock Bonus Plan but made no adjustments to awards granted in fiscal 2024.
●	Retirement Plan. The Retirement Plan permits executives to make elective contributions to the Retirement Plan of up to the lesser of $23,000 ($30,500 if the executive is at least 50 years old) or 75% of eligible pay. Company matching contributions are calculated on the eligible executive’s first 6% of elective deferrals with the first 1% being matched 100% and the next 5% being matched 50%. The first 6% of elective deferrals and the company matching contributions are used to purchase Class A Common Stock at market prices.
●	Stock Purchase Plan. The stockholder-approved Stock Purchase Plan allows executives to make contributions only to the extent they were prevented from contributing to the Retirement Plan because of nondiscrimination rules and dollar limitations of the Internal Revenue Code. Company matching contributions are calculated on the eligible executive’s first 5% of elective deferrals and are matched 100%. All contributions to the Stock Purchase Plan are used to purchase Class A Common Stock at market prices.

Pension Plan

We maintain a non-qualified defined benefit pension plan (the “Pension Plan”) for our named executive officers. The Pension Plan provides an annual award following retirement based upon the level of each officer’s salary and cash bonus during the officer’s tenure, as well as the total years of service provided to the Company. Specifically, the award is calculated by multiplying each officer’s years of service by 1 1∕2% and multiplying the result by the average of the highest three years of each officer’s “pension earnings”. Pension earnings are defined as total salary plus cash bonus paid during the fiscal year minus the maximum Social Security wage base in that year. Retirement is considered Normal Retirement if the individual has met the service requirements and has reached 65 years of age. Persons are eligible for Early Retirement if the individual has met the service requirements and has reached 55 years of age.

For persons eligible for Early Retirement, but not yet eligible for Normal Retirement, there is a 2 1∕2% reduction in the amount of annual pension benefit for each year or partial year between the person’s 65th birthday and the person’s attained age on the date of retirement. During fiscal 2024, Phillip Watts was the only NEO that met the requirements for Early Retirement and had not reached the age for Normal Retirement as defined by the Pension Plan.

The Pension Plan provides that, in the event of a change in control of the Company (as defined in the Pension Plan), the present value of the annual pension benefit determined as of the date of the change in control will be paid in a lump sum within 60 days. All associates with a benefit accrued under the Pension Plan up to the date of the change in control are eligible for a lump sum payment and no further benefits would be paid from the Pension Plan. The Company believes this feature is important in recruiting and retaining qualified executive management personnel because:

●	It provides for stable retirement planning;
●	It reduces flight risk generally associated with the inherent uncertainties surrounding a change in control (that in some cases might lead some officers to retire prematurely or leave the Company); and
●	It is consistent with provisions contained in similar plans maintained by other companies.

Additional information about such lump sum payments, including how the present value would be determined and the estimated lump sum pension benefits that each named executive officer would have received if a change in control were to have occurred on the last business day of fiscal 2024 is provided below under “Potential Payments Upon Termination or Change in Control.”

Other Benefits

Health Insurance. We provide an enhanced health insurance plan to our named executive officers. This plan assists our named executive officers in maintaining their physical well-being so that they are able to devote their energies to the management of the Company.

Company Aircraft. Our named executive officers are allowed access to Company-owned aircraft for personal use as well as business flights. This benefit increases the level of safety and security for the named executive officers and allows them to make better use of their time by being able to travel more efficiently. The Company reports imputed income to an executive officer for income tax purposes for the value of any personal use based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. For purposes of the Summary Compensation Table below, the Company reports compensation for the NEOs based on the incremental cost for flights constituting personal use. As disclosed in the Summary Compensation Table in this proxy statement, only William Dillard, II, Alex Dillard, Mike Dillard and Drue Matheny incurred incremental costs for the personal use of Company aircraft for fiscal year 2024.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid during the fiscal year to any “covered employee,” which includes the corporation’s chief executive officer, the co-principal financial officers and any of its other three most highly compensated executive officers. Future compensation, including payments made pursuant to the Pension Plan, to any individual classified as a covered employee on or after January 1, 2017 will be subject to limitations under Section 162(m) unless such compensation qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of November 2, 2017. The Compensation Committee has historically structured executive compensation in order to preserve its deductibility under Section 162(m) to the extent practical. The Compensation Committee continues to reserve the right, however, to grant or approve compensation or awards that may not be deductible when it believes such compensation or awards are in the best interests of the Company and its stockholders or are necessary to assure competitive total compensation for our named executive officers.

Other Compensation Considerations

Severance and Change in Control Arrangements. We have not entered into agreements or arrangements to provide severance or change in control payments to any of our executives, other than with respect to the Pension Plan as described above. Our past practice has not included the payment of severance to any executives.

Compensation Recovery Policy. The Company has adopted a compensation recovery policy that complies with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (“NYSE”). The policy applies to the Company’s current and former executive officers subject to Section 16 of the Exchange Act (“Section 16 Officers”). Under this policy, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement. This policy requires recovery of erroneously awarded incentive compensation regardless of whether a Section 16 officer engaged in any misconduct or is otherwise at fault. This policy applies to incentive-based compensation awarded to a current or former Section 16 officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Compensation Policies and Practices and Risk Management. The Compensation Committee takes risk into consideration when reviewing and approving named executive officer compensation and believes that the composition of total compensation should not encourage inappropriate or excessive risk-taking. The Company monitors the risk associated with its compensation program for all associates, including NEOs, the components of its compensation program and individual compensation decisions, on an ongoing basis. This ongoing assessment includes (1) consideration of the primary design features of the Company’s compensation plans and the process to determine incentive compensation eligibility and grant awards for associates and (2) analysis of how those features could encourage or mitigate risk-taking. The Company believes that its compensation policies and practices for all associates, including NEOs, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information. We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing. During fiscal 2024, we did not grant option awards to our NEOs during the period beginning four business days prior to and ending the one business day following the filing of our periodic reports on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that discloses material non-public information. We have not otherwise timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation in fiscal 2024.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on their review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025.

The Compensation Committee of the Board of Directors

Robert C. Connor, Chairman
James I. Freeman
H. Lee Hastings, III

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned by or paid to our named executive officers during fiscal years 2024, 2023 and 2022.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock		Incentive Plan	Deferred	All Other	Total
		Salary	Bonus	Awards	Option	Compensation	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	Awards($)	($)(2)	Earnings($)(3)	($)(4)	($)
William Dillard, II	2024	$1,170,000	$—	$283,788	$—	$3,064,700	$—	$338,052	$4,856,540
Chief Executive Officer	2023	1,170,000	—	361,008	—	3,574,800	6,948,705	396,991	12,451,504
	2022	1,120,000	—	719,028	—	4,866,600	15,186,742	703,760	22,596,130
Alex Dillard	2024	1,170,000	—	283,788	—	3,064,700	—	367,569	4,886,057
President	2023	1,170,000	—	361,008	—	3,574,800	7,965,479	446,696	13,517,983
	2022	1,120,000	—	719,028	—	4,866,600	17,340,049	704,275	24,749,952
Mike Dillard	2024	830,000	—	131,388	—	1,094,600	1,061,520	146,364	3,263,872
Executive Vice President	2023	830,000	—	153,013	—	1,374,800	2,273,453	160,053	4,791,319
	2022	800,000	—	373,406	—	1,738,100	7,225,208	347,849	10,484,563
Drue Matheny	2024	830,000	—	131,388	—	1,094,600	1,084,595	127,040	3,267,623
Executive Vice President	2023	830,000	—	153,013	—	1,374,800	2,125,981	142,369	4,626,163
	2022	800,000	—	373,406	—	1,738,100	2,972,817	328,321	6,212,644
Chris B. Johnson	2024	680,000	—	89,296	—	656,700	519,280	121,101	2,066,377
Senior Vice President and	2023	665,000	—	90,909	—	825,000	712,793	125,486	2,419,188
Co-Principal Financial Officer	2022	625,000	—	199,566	—	869,000	1,312,130	221,908	3,227,604
Phillip R. Watts	2024	680,000	—	89,296	—	656,700	1,635,829	104,857	3,166,682
Senior Vice President, Co-	2023	665,000	—	90,909	—	825,000	1,971,794	108,370	3,661,073
Principal Financial Officer and Principal Accounting Officer	2022	625,000	—	199,566	—	869,000	3,979,674	203,042	5,876,282

(1)	Reflects stock awards under the Company’s Stock Bonus Plan. The amount reported in this column for each NEO reflects the fair value on the date of grant, as determined under FASB ASC Topic 718. The grant date fair value of the stock awards is calculated based on the average price of the Company’s Class A Common Stock on the NYSE on the date of grant. The Company’s Stock Bonus Plan calculation can be found in the Equity-Based Compensation portion of the “Compensation Discussion & Analysis” within this proxy statement.
(2)	Reflects amounts earned by the NEOs under the Company’s Cash Bonus Plan.
(3)	These amounts, if any, represent the actuarial increase in the present value of the NEO’s benefits under the Company’s Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Interest rate assumption changes have a significant impact on the pension values with periods of lower interest rates having the effect of increasing the actuarial values reported and vice versa. The present value of accumulated benefits for fiscal 2024 reflects a discount rate of 5.6% and generational mortality rates under the Pri-2012 table using IRS adjusted scale MP-2021 compared to the 5.1% discount rate and generational mortality rates under the Pri-2012 table using IRS adjusted scale MP-2021 applicable for fiscal 2023. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. The Company does not pay “above market” interest on non-qualified deferred compensation to associates.

(4)	For fiscal 2024, all other compensation reflects matching contributions under the Company’s Retirement Plan and Stock Purchase Plan, the incremental cost to the Company for personal use of Company aircraft, and premiums paid for health insurance, each as detailed in the table below:

	All Other Compensation
	Company		Insurance
	Contributions under		Premiums
	Retirement Plan and	Airplane	Paid by the
NEO	Stock Purchase Plan	Use(a)	Company	Total
William Dillard, II	$231,953	$71,237	$34,862	$338,052
Alex Dillard	231,953	100,754	34,862	367,569
Mike Dillard	104,985	6,517	34,862	146,364
Drue Matheny	104,985	3,956	18,099	127,040
Chris B. Johnson	69,925	—	51,176	121,101
Phillip R. Watts	69,925	—	34,932	104,857
(a)	The amounts reported in this column reflect compensation for the named executive officers based on the aggregate incremental cost for flights constituting personal use. Such incremental cost is calculated on the basis of the additional variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance and other miscellaneous variable costs, resulting from such personal use. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

2024 Grants of Plan-Based Awards

The table below sets forth the awards granted to the NEOs during fiscal 2024 pursuant to the Cash Bonus Plan and the Stock Bonus Plan:

								All Other	All Other		Grant
								Stock	Option		Date
		Estimated Future			Estimated Future			Awards	Awards:		Fair Value
		Payouts Under Non-Equity			Payouts Under Equity			Number of	Number of	Exercise or	of Stock
		Incentive Plan Awards			Incentive Plan Awards			Shares of	Securities	Base Price	and
		Threshold	Target(1)	Maximum(2)	Threshold	Target	Maximum	Stock or Units	Underlying	of Options	Option
NEO	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)(4)	Options (#)	Awards ($/Sh)	Awards ($)
William Dillard, II	January 31, 2025							605			$283,788
	January 29, 2025		$3,064,700	$7,297,000
Alex Dillard	January 31, 2025							605			283,788
	January 29, 2025		3,064,700	7,297,000
Mike Dillard	January 31, 2025							280			131,388
	January 29, 2025		1,094,600	7,297,000
Drue Matheny	January 31, 2025							280			131,388
	January 29, 2025		1,094,600	7,297,000
Chris B. Johnson	January 31, 2025							190			89,296
	January 29, 2025		656,700	7,297,000
Phillip R. Watts	January 31, 2025							190			89,296
	January 29, 2025		656,700	7,297,000
(1)	Represents awards under the Company’s Cash Bonus Plan. As described in “Compensation Discussion and Analysis,” executive officers participating in the Cash Bonus Plan receive a pre-determined share of a bonus pool generated by certain Company-based performance metrics. There are no threshold or target amounts under the Cash Bonus Plan. Because the plan does not set such amounts and because future payouts relating to an NEO’s percentage share of the bonus pool are not determinable, amounts in this column represent the actual payments to be made to the named executive officers under awards granted for fiscal 2024.
(2)	Represents the maximum that any individual can receive under the Cash Bonus Plan, which is 1% of the Company’s pre-tax income for fiscal 2024.

(3)	Reflects amounts granted to the NEOs in fiscal 2024 under the Company’s Stock Bonus Plan. For more detailed information on the Stock Bonus Plan, including a general description of the procedure and formula utilized by the Company in determining the amounts granted, see the discussion in the Equity-Based Compensation portion of “Compensation Discussion and Analysis.”
(4)	Reflects number of shares of stock granted before withholding applicable federal and state income tax. The stock grant awards reflected in the table are not subject to vesting.

Outstanding Equity Awards at 2024 Fiscal Year-End

There were no outstanding stock options or unvested stock awards held by the NEOs as of February 1, 2025.

2024 Option Exercises and Stock Vested

The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal 2024 by each of the NEOs.

	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares
	Acquired on	on Exercise	Acquired on	Value Realized
NEO	Exercise (#)	($)	Vesting (#)	on Vesting ($)
William Dillard, II	—	—	605	$283,788
Alex Dillard	—	—	605	283,788
Mike Dillard	—	—	280	131,388
Drue Matheny	—	—	280	131,388
Chris B. Johnson	—	—	190	89,296
Phillip R. Watts	—	—	190	89,296
(1)	The number of shares reflected as underlying Stock Awards in the table represent grants during fiscal 2024 of stock awards pursuant to the Company’s Stock Bonus Plan. These awards are not subject to vesting and, accordingly, are treated in this table as having “vested” upon grant. The amounts reflected as “Value Realized on Vesting” represent the market value of the shares on the date of grant and do not reflect the withholding of a portion of the shares to satisfy income tax payment requirements.

2024 Pension Benefits

The following table discloses the actuarial present value of accumulated pension benefits and other information as of February 1, 2025 for the NEOs under the Pension Plan.

		Number of		Payments
		Years	Present Value	During
		Credited	of Accumulated	Last Fiscal
NEO	Plan Name	Service (#)	Benefit ($)(1)	Year ($)
William Dillard, II	Pension Plan	56	$38,431,853	$—
Alex Dillard	Pension Plan	53	33,617,704	—
Mike Dillard	Pension Plan	53	24,566,734	—
Drue Matheny	Pension Plan	56	22,671,176	—
Chris B. Johnson	Pension Plan	18	4,048,857	—
Phillip R. Watts	Pension Plan	30	11,099,058	—
(1)	The calculation of benefits under the Pension Plan is discussed in the Pension Plan portion of “Compensation Discussion and Analysis.” The methodology and material assumptions used in quantifying the present value of the accumulated benefit are disclosed in Note 8 to the audited financial statements filed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Potential Payments Upon Termination or Change in Control

The Pension Plan provides for a lump sum payment to participants within 60 days of a change in control of the Company. For purposes of the Pension Plan, a “change in control” is deemed to occur upon the happening of any of the following: (1) any person or entity acquires more than 50% of the Company’s Class B Common Stock whether by direct sale, merger, consolidation, share exchange or other form of corporate reorganization, (2) a majority of the members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election or (3) any person or entity acquires more than 80% of the Company’s assets. However, it will not be a “change in control” under the Pension Plan in any of the above instances if the acquirer in such transaction is either an entity controlled by the Company or controlled by the descendants of William Dillard or any spouse of any such descendants.

For persons not yet eligible for Normal Retirement, there is a 2½% reduction in the amount of annual pension benefit for each year or partial year between the person’s 65th birthday and the person’s attained age on the date of the change in control. The lump sum payment is further reduced if necessary to prevent it from becoming a “parachute payment” under Section 280G of the Internal Revenue Code.

All associates with a benefit accrued under the Pension Plan up to the date of the change in control are eligible for a lump sum payment, and no further benefits would be paid from the Pension Plan if the lump sum payments were to be made. The table below details the benefits that would have been paid (without consideration of any reduction that might be required to prevent a “parachute payment”) to the named executive officers, assuming a change in control occurred on February 1, 2025, the last day of fiscal 2024. The lump sum payment is equal to the present value of the annual pension benefit determined as of the date of the change in control. For purposes of determining the lump sum payment, present value is determined by using the interest rate determined under Section 417(e) of the Internal Revenue Code for the month of December preceding the calendar year in which the change in control occurs and by using for post-retirement mortality the 1994 Group Annuity Reserving Mortality Table projected to 2002 with Scale AA based on a fixed blend of 50% of the uploaded male mortality rates and 50% of the uploaded female mortality rates.

Pension Plan
Lump Sum
NEO	Payment
William Dillard, II	$54,796,158
Alex Dillard	60,654,793
Mike Dillard	30,839,334
Drue Matheny	26,937,377
Chris B. Johnson	6,869,656
Phillip R. Watts	12,518,581

We have not entered into agreements or arrangements to provide severance or change in control payments to any of our executives, other than the Pension Plan benefits described above.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the following disclosure regarding the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median associate (the “Pay Ratio”).

For purposes of the Pay Ratio calculation, we identified our median associate by starting with our active associate population as of December 31, 2024, sorting the list of all of our associates (excluding our Chief Executive Officer), whether employed on a full-time or part-time basis, by their taxable compensation for federal income tax purposes from the Company’s payroll records for the 12-month period ended December 31, 2024 and selecting the associate with the median taxable compensation amount. As part of this process, the Company annualized taxable compensation for any full-time or part-time associate on the list who was not employed for the full 12-month period and did not include the value of non-taxable Company-provided benefits such as retirement plan contributions and medical and life insurance benefits.

The annual total compensation for fiscal 2024 of our Chief Executive Officer was $4,856,540, the total amount of his compensation presented in the Summary Compensation Table on page 27. The median Dillard’s associate was calculated to be a full-time store associate, and the total fiscal 2024 compensation for that median associate was $36,877. Accordingly, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other associates was 132:1. We believe that this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in calculating the Pay Ratio, however, our ratio may not be comparable to CEO pay ratios presented by other companies, including in our own industry.

Pay Versus Performance

The following table sets forth the pay versus performance disclosure required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to "Compensation Discussion and Analysis".

			Average		Value of Initial Fixed $100
			Summary	Average	Investment Based on:				Change in
	Summary		Compensation	Compensation		Peer Group		Pre-tax	Pre-tax
	Compensation	Compensation	Table Total	Actually Paid	Total	Total	Net Income	Income	Income
	Table Total	Actually Paid	for Non-CEO	to Non-CEO	Shareholder	Shareholder	(Loss)	(Loss)	(Loss)
Year	for CEO(1)	to CEO(2)	NEOs(3)	NEOs(4)	Return(5)	Return(6)	(thousands)(7)	(thousands)(8)	(thousands)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2024	$4,856,540	$5,739,343	$3,330,122	$2,993,399	$965.99	$184.47	$593,476	$729,701	$(186,916)
2023	12,451,504	6,264,698	5,803,145	3,242,236	761.22	148.62	738,847	916,617	(192,850)
2022	22,596,130	7,877,373	10,110,209	3,845,252	700.04	129.17	891,637	1,109,467	21,104
2021	12,655,214	12,757,145	6,368,921	6,688,585	440.50	116.92	862,473	1,088,363	1,241,767
2020	2,935,531	1,660,011	1,924,011	1,169,655	146.97	106.91	(71,654)	(153,404)	(287,295)
(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for William Dillard, II (our Chief Executive Officer and principal executive officer) for each corresponding year in the "Total Compensation" column of the Summary Compensation Table. Refer to "Executive Compensation — Summary Compensation Table."

(2)

The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to William Dillard, II, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dillard during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dillard's total compensation for fiscal 2024 to determine the compensation actually paid:

	Reported			Exclusion of Reported
	Summary	Reported		Change in the
	Compensation	Value of	Equity	Actuarial Present		Compensation
	Table Total for	Equity	Award	Value of Pension	Pension Benefit	Actually Paid to
Year	CEO	Awards(a)	Adjustments(b)	Benefits(c)	Adjustments(d)	CEO
2024	$4,856,540	$(283,788)	$283,788	$—	$882,803	$5,739,343
(a)	Reflects the grant date fair value of equity awards as reported in the "Stock Awards" column in the Summary Compensation Table for fiscal 2024. The Company did not issue option awards for the year reported.
(b)	As disclosed in the Equity-Based Compensation section of our “Compensation Discussion and Analysis,” the equity awards granted to our NEOs are granted pursuant to the Stock Bonus Plan. Such awards have no vesting requirements and are treated as having “vested” upon grant for purposes of our Option Exercises and Stock Vested table. Accordingly, we have determined that for purposes of calculating equity award adjustments above, the equity awards made pursuant to the Stock Bonus Plan shall be deemed to have been granted and vested in the same year and such fair values shall be identical to the fair values of the awards reported in the Stock Awards columns of the Summary Compensation Table for fiscal 2024.
(c)	Reflects the amounts reported in "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal 2024.
(d)	The total pension benefit adjustments for fiscal 2024 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Dillard during the applicable year (the "service cost"); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the "prior service cost"), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

			Total Pension
		Prior Service	Benefit
Year	Service Cost	Cost	Adjustments
2024	$882,803	$—	$882,803
(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company's named executive officers (NEOs) as a group (excluding William Dillard, II, who has served as our CEO since 1997) (the “Non-CEO NEOs”) in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: Alex Dillard, Mike Dillard, Drue Matheny, Chris B. Johnson and Phillip R. Watts.

(4)

The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to the Non-CEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-CEO NEOs for the applicable year to determine the compensation actually paid, using the same methodology described above in Footnote 2:

Average
	Reported			Average
	Summary			Reported
	Compensation	Average		Change in the		Average
	Table Total for	Reported	Average Equity	Actuarial Present	Average Pension	Compensation
	Non-CEO	Value of Equity	Award	Value of Pension	Benefit	Actually Paid to
Year	NEOs	Awards(a)	Adjustments(b)	Benefits(c)	Adjustment(d)	Non-CEO NEOs
2024	$3,330,122	$(145,031)	$145,031	$(860,245)	$523,522	$2,993,399
(a)	Reflects the average grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for fiscal 2024. The Company did not issue option awards for the year reported.
(b)	The equity award adjustments for the Non-CEO NEOs are calculated in the same manner as those of our CEO, as discussed in Footnote 2(b) above.
(c)	Reflects the average amounts for the Non-CEO NEOs reported in "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal 2024.

(d)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Total
Average
	Average	Average	Pension
	Service	Prior	Benefit
Year	Cost	Service Cost	Adjustments
2024	$523,522	$—	$523,522
(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's share price at the end and the beginning of the measurement period by the Company's share price at the beginning of the measurement period.

(6)

Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Apparel Retailers which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended February 1, 2025.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company's audited financial statements for the applicable year.
(8)

Pre-tax Income (Loss) is defined as the Company’s income (loss) before income tax provision. The Company has determined that Pre-tax Income (Loss) and the Change in Pre-tax Income (Loss) are the financial performance measures that, in the Company's assessment, represent the most important performance measures (that are not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company's NEOs, for the most recently completed fiscal year, to Company performance.

(9)

Change in Pre-tax Income (Loss) is defined as the change in the Company’s Pre-tax Income (Loss) in the current year compared to the Company’s Pre-tax Income (Loss) for the immediately preceding year. Only increases in positive Pre-tax Income are used in determining compensation actually paid to the Company's NEOs. The Company has determined that Pre-tax Income (Loss) and the Change in Pre-tax Income (Loss) are the financial performance measures that, in the Company's assessment, represent the most important performance measures (that are not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the Company's NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in "Compensation Discussion and Analysis," the Company's executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The Company used fewer than three financial measures to link compensation actually paid to the Company's NEOs for the most recently completed fiscal year to company performance. Accordingly, the list below provides all such measures that were used by the Company to link executive compensation actually paid to the Company's NEOs for the most recently completed fiscal year:

●	Pre-tax Income (Loss)
●	Positive Changes in Pre-tax Income (Loss)

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR. The following graph demonstrates the relationship of the amount of compensation actually paid to William Dillard, II and the average amount of compensation actually paid to the Company's Non-CEO NEOs to the Company's cumulative TSR and the cumulative TSR of the Dow Jones U.S. Apparel Retailers index (which is the Peer Group used in the Pay Versus Performance table) over the five years presented in the table. The Company does not use cumulative TSR as a performance measure in the overall executive compensation program, and equity-based compensation is based on a prescriptive formula based on the amount of cash compensation paid. Refer to "Compensation Discussion and Analysis" for further details of our executive compensation incentive programs.

Compensation Actually Paid vs. Company TSR and Peer TSR
Compensation Actually Paid
Company Cumulative TSR and Peer Cumulative TSR (value of initial $100 investment)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
$965.99
$700.04
$761.22
$440.50
$146.97
$106.91
$116.92
$184.47
$100.00
$129.17
$148.62
BASE YEAR
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Company Cumulative TSR
DJ US Apparel Retailers Cumulative TSR

Compensation Actually Paid and Net Income (Loss). The following graph demonstrates the relationship of the amount of compensation actually paid to William Dillard, II and the average amount of compensation actually paid to the Company’s Non-CEO NEOs with the Company's net income (loss) over the five years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measures Pre-tax Income (Loss) and Change in Pre-tax Income (Loss), which the Company uses when setting the bonus pool in the Company's incentive compensation program. Refer to "Compensation Discussion and Analysis" for further details of this incentive program.

Compensation Actually Paid vs. Net Income (Loss)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$(200,000)
Net Income (Loss) (thousands)
(71,654)
862,473
891,637
738,847
593,476
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Net Income (Loss)

Compensation Actually Paid and Pre-tax Income (Loss) and Change in Pre-tax Income (Loss). The following graphs demonstrate the relationship of the amount of compensation actually paid to William Dillard, II and the average amount of compensation actually paid to the Company’s Non-CEO NEOs with the Company's Pre-tax Income (Loss) and Change in Pre-Tax Income (Loss) over the five years presented in the table. As described above, Pre-tax Income (Loss) is defined as the Company’s income (loss) before income tax provision. The Company has determined that Pre-tax Income and the positive Change in Pre-tax Income are the financial performance measures that, in the Company's assessment, represents the most important performance measures (that are not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company's NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Pre-tax Income and the positive Change in Pre-tax Income when setting bonus pools in the Company's incentive compensation program. Refer to "Compensation Discussion and Analysis" for further details of this incentive program.

Compensation Actually Paid vs. Pre-Tax Income (Loss)
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$(200,000)
$(400,000)
Pre-Tax Income (Loss) (thousands)
(153,404)
1,088,363
1,109,467
916,617
729,701
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Pre-Tax Income (Loss)

Compensation Actually Paid vs. Change in Pre-Tax Income (Loss)
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Change in Pre-Tax Income (Loss) (thousands)
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$(200,000)
$(400,000)
(287,295)
1,241,767
21,104
(192,850)
(186,916)
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Change in Pre-Tax Income (Loss)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended February 1, 2025 with management and KPMG LLP, the independent registered public accounting firm for the Company.

The discussions with KPMG LLP included the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board. Also, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP its independence. The Audit Committee also considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining the auditor’s independence and concluded that it was.

Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025 for filing with the Commission.

Audit Committee of the Board of Directors

Reynie Rutledge, Chairman
J.C. Watts, Jr.
Nick White

PROPOSAL NO. 2. RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the fiscal year ending January 31, 2026. Although ratification of the Audit Committee’s selection of KPMG is not required under our by-laws or other legal requirements, we are submitting the appointment of KPMG to the stockholders as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Accountant Fees

The following table summarizes the fees billed by KPMG for fiscal 2024 and fiscal 2023 for audit and other related services:

	2024	2023
Audit Fees(1)	$1,715,000	$1,730,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,560	3,560
	$1,718,560	$1,733,560
(1)	Represents fees for audits of financial statements, reviews of quarterly financial statements, reviews of registration statements and certain periodic reports filed with the SEC, and financial statements filed with certain statutory and regulatory filings.
(2)	Represents fees for our license of an accounting research tool.

The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm. During fiscal 2024, the Audit Committee pre-approved all of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in accordance with this policy.

Vote Required

The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and having voting power is required to ratify the appointment of KPMG as the independent registered public accounting firm for fiscal 2025.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The following list is a summary of transactions occurring since the beginning of fiscal 2024, or that are currently proposed, (1) in which the Company was, or is to be, a participant, (2) where the amount involved exceeds $120,000, and (3) in which any of the Company’s executive officers, directors, nominees, principal stockholders and other related persons as defined in SEC rules had, or will have, a direct or indirect material interest or which the Company has chosen to voluntarily disclose:

1.	Denise Mahaffy, a Senior Vice President of the Company and Director, is a sibling of William Dillard, II, Drue Matheny, Alex Dillard and Mike Dillard. During fiscal 2024, the Company (a) paid Ms. Mahaffy a total salary of $720,673, (b) made contributions for her benefit in the amount of $223,140 pursuant to the Company’s benefit plans and (c) provided Ms. Mahaffy $1,319 in other compensation benefits. For fiscal 2024, Ms. Mahaffy was also awarded a bonus of $656,700 under the Cash Bonus Plan that was paid on April 3, 2025.
2.	William Dillard, III, a Senior Vice President of the Company and Director, is the son of William Dillard, II. During fiscal 2024, the Company (a) paid William Dillard, III a total salary of $782,500, (b) made contributions for his benefit in the amount of $229,897 pursuant to the Company’s benefit plans and (c) provided Mr. Dillard $3,901 in other compensation benefits. For fiscal 2024, William Dillard, III was also awarded a bonus of $656,700 under the Cash Bonus Plan that was paid on April 3, 2025.
3.	Alexandra Lucie, a Vice President of the Company, is the daughter of Alex Dillard. During fiscal 2024, the Company paid Ms. Lucie a total salary and bonus of $930,673 and made contributions for her benefit in the amount of $155,489 pursuant to the Company’s benefit plans.
4.	Annemarie Jazic, a Vice President of the Company, is the daughter of Alex Dillard. During fiscal 2024, the Company paid Ms. Jazic a total salary and bonus of $910,673 and made contributions for her benefit in the amount of $153,408 pursuant to the Company’s benefit plans.
5.	Michelle Hobbs, Director of Exclusive Brand Shoes for the Company, is the daughter of Alex Dillard. During fiscal 2024, the Company paid Ms. Hobbs a total salary and bonus of $512,404 and made contributions for her benefit in the amount of $50,558 pursuant to the Company’s benefit plans.
6.	Matthew Banks, Director of Payroll, is the son-in-law of Phillip Watts. During fiscal 2024, the Company paid Mr. Banks a total salary of $138,000 and made contributions for his benefit in the amount of $4,837 pursuant to the Company’s benefit plans.
7.	During fiscal 2024, Stephens Insurance, LLC (“Stephens Insurance”) received commissions from third parties of approximately $1,031,633 in connection with the sale of voluntary insurance benefits to Dillard’s associates. It is estimated that approximately $87,563 of this amount represents commissions from premiums paid by the Company on behalf of associate insurance programs. In addition, during fiscal 2024, the Company paid an agency fee of $70,430 to Stephens Insurance in connection with property and casualty insurance brokerage and risk management services. Stephens Insurance is wholly-owned directly by Warren A. Stephens, a director of the Company.
8.	During fiscal 2024, the Company paid The Connor Group $3,120,702 for agent and design fees and $5,000 for merchandise. William E. (Chip) Connor, II, a director of the company, is the sole ultimate beneficial shareholder of The Connor Group.

All related party transactions described above have been reviewed and approved in accordance with the Company’s policy as described below. It is the policy of the Board, which has been formally adopted in writing as a Board Resolution: (1) to require that related persons disclose to the Board of Directors the material terms of any potential related party transaction, or any material amendment or modification of such a transaction, that may require disclosure in the proxy statement and (2) to provide that the Board of Directors establish in each individual case a group of disinterested directors with the responsibility to review such potential transaction, amendment or modification, to determine whether such transaction is fair to the Company and, if so, to approve or ratify the transaction. Due to the myriad of different situations which could present themselves to this group of directors, no specific standards apply during review of a related party transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s Class A Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Class A Common Stock.

To the Company’s knowledge, based solely on a review of copies of reports provided by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 1, 2025, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except for one report each for Tom Bolin and Brant Musgrave reflecting shares purchased under a dividend reinvestment program and one report each for William Dillard, II and William Dillard, III reflecting a gift transaction made by each of them.

OTHER MATTERS

Management of the Company knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

The Company’s 2026 Annual Meeting of Stockholders is scheduled to be held on Saturday, May 16, 2026.

If a stockholder intends to submit a proposal to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2026 Annual Meeting of Stockholders in accordance with SEC Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 5, 2025. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the 2026 Annual Meeting of Stockholders.

Under the Company’s by-laws, if a stockholder intends to submit a proposal at the 2026 Annual Meeting of Stockholders, and such proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder’s notice of such proposal (including certain information specified in the by-laws) must be delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on January 17, 2026 and no later than the close of business on February 16, 2026. If a stockholder fails to submit the proposal within such time period, the proposal will be untimely and will not be considered at the 2026 Annual Meeting of Stockholders.

Under the Company’s by-laws and assuming the 2026 Annual Meeting of Stockholders is held as scheduled on May 16, 2026, if a stockholder intends to nominate an individual for election to the Board at the 2026 Annual Meeting of Stockholders, the stockholder’s notice of such nomination (including certain information specified in the by-laws) must be received by the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than February 15, 2026 and no later than March 17, 2026.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 18, 2026.

GENERAL

The Company’s annual report for the fiscal year ended February 1, 2025 is being distributed or made available, as the case may be, with this proxy statement but is not to be considered as a part hereof. These materials are also available at investor.dillards.com/financial-information/annual-report-and-proxy/default.aspx.

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, the Company is delivering a single copy of the proxy materials or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

If you are a registered holder of Common Stock and are subject to householding as described above and would like to revoke your consent to householding and in the future receive your own set of proxy materials or Notice of Internet Availability of Proxy Materials, you may do so by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095. Alternatively, if you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and accompanying documents, please contact Broadridge as indicated above.

Stockholders who own Common Stock in street name through a broker or other nominee should contact their brokers or nominees if they have questions, or wish either to give instructions to household or to revoke their decision to household.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST TO:

DILLARD’S, INC.

1600 Cantrell Road

Little Rock, Arkansas 72201

Attention: Phillip R. Watts,

Senior Vice President,

Co-Principal Financial Officer and

Principal Accounting Officer

By Order of the Board of Directors
DEAN L. WORLEY
Vice President, General Counsel, Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70221-P28348 DILLARD'S, INC. 1600 CANTRELL ROAD LITTLE ROCK, AR 72201 ATTN: JULIE GUYMON SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2025 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted up until 11:59 p.m. Eastern Time on May 16, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2025 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted up until 11:59 p.m. Eastern Time on May 16, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by May 14, 2025 for all shares related to the 401(k) Plan. For all other shares the properly executed proxy card must be received by May 16, 2025. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! DILLARD'S, INC. 1. ELECTION OF DIRECTORS Class A Nominees: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The Board of Directors of the Company recommends voting FOR each of the nominees listed above. 2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2025. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. The Board of Directors of the Company recommends voting FOR proposal 2. 3. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. ! ! ! ! ! ! For Against Abstain 1a. James I. Freeman 1b. Rob C. Holmes 1c. Reynie Rutledge 1d. J.C. Watts, Jr. 1e. Nick White

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V70222-P28348 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501) 376-5200 PROXY The undersigned hereby appoints William Dillard, II and Dean L. Worley, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class A Common Stock of Dillard's, Inc. held of record by the undersigned on March 20, 2025 at the annual meeting of stockholders to be held on May 17, 2025, or any postponement or adjournment thereof. To the extent that the voting of this proxy card relates to shares held through the Dillard's, Inc. Investment&Employee Stock Ownership Plan ("401(k) Plan"), by signing this proxy card, the undersigned participant hereby instructs Newport Trust Company, Trustee for the Dillard's Stock Fund portion of the 401(k) Plan to exercise the voting rights relating to any shares of Class A Common Stock of Dillard's, Inc. allocable to his or her account(s) as of March 20, 2025. For shares voted by mail, this instruction and proxy card is to be received by the tabulation agent (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 14, 2025. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on May 14, 2025. The Trustee will vote all shares for which specific direction is received by the deadline in accordance with such specific direction. All shares held in the 401(k) Plan for which no specific voting direction is received by the Trustee by the deadline will be voted in accordance with the Board's recommendations. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70223-P28348 SCAN TO VIEW MATERIALS & VOTEw DILLARD'S, INC. 1600 CANTRELL ROAD LITTLE ROCK, AR 72201 ATTN: JULIE GUYMON VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by May 16, 2025. 3. In their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof. ! ! ! ! ! ! ! ! ! ! ! ! DILLARD'S, INC. 1. ELECTION OF DIRECTORS Class B Nominees: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. The Board of Directors of the Company recommends voting FOR each of the nominees listed above. 2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2025. The Board of Directors of the Company recommends voting FOR proposal 2. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! For Against Abstain 1a. Robert C. Connor 1b. William E. (Chip) Connor, II 1c. Alex Dillard 1d. Mike Dillard 1e. William Dillard, II 1f. William Dillard, III 1g. H. Lee Hastings, III 1h. Denise Mahaffy 1i. Drue Matheny 1j. Warren A. Stephens

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V70224-P28348 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501) 376-5200 PROXY The undersigned hereby appoints William Dillard, II and Dean L. Worley, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class B Common Stock of Dillard's, Inc. held of record by the undersigned on March 20, 2025 at the annual meeting of stockholders to be held on May 17, 2025, or any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.